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                                                              Exhibit (e)(3)

[AIG LOGO]                                        PROTECTION ADVANTAGE SELECT(R)
                                               VARIABLE UNIVERSAL LIFE INSURANCE
                                                        SUPPLEMENTAL APPLICATION

AMERICAN GENERAL LIFE INSURANCE COMPANY("AGL")
A subsidiary of American International Group, Inc.
Home Office: Houston, Texas
--------------------------------------------------------------------------------
(This supplement must accompany the appropriate application for life insurance.) The supplement and the application will be attached to and made a part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIFE OF


     --------------------------------   ---------------------------------------
     Name of proposed insured           Date of application for life insurance

INITIAL ALLOCATION PERCENTAGES

INVESTMENT OPTIONS  In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges.
                    TOTAL ALLOCATIONS IN EACH COLUMN MUST EQUAL 100%. USE WHOLE PERCENTAGES ONLY.

                                       PREMIUM      DEDUCTION                                          PREMIUM      DEDUCTION
                                      ALLOCATION   ALLOCATION                                         ALLOCATION   ALLOCATION
                                      ----------   ----------                                         ----------   ----------
AGL DECLARED FIXED INTEREST ACCOUNT                             MFS(R) VARIABLE INSURANCE TRUST
(301)                                 __________%  __________%  New Discovery* (892)                  __________%  __________%
THE ALGER PORTFOLIOS                                            Research (893)                        __________%  __________%
Capital Appreciation (872)            __________%  __________%  NEUBERGER BERMAN ADVISERS
AMERICAN CENTURY(R) VARIABLE                                    MANAGEMENT TRUST
PORTFOLIOS, INC.                                                Mid Cap Growth (895)                  __________%  __________%
American Century VP Value (874)       __________%  __________%  OPPENHEIMER VARIABLE ACCOUNT FUNDS
AMERICAN FUNDS INSURANCE SERIES(R)                              Global Fund/VA* (897)                 __________%  __________%
Asset Allocation/SM/ (681)            __________%  __________%  PIMCO VARIABLE INSURANCE TRUST
Global GrowthSM* (682)                __________%  __________%  CommodityRealReturn(R) Strategy*
GrowthSM (683)                        __________%  __________%  (905)                                 __________%  __________%
Growth-IncomeSM (684)                 __________%  __________%  Global Bond (909)                     __________%  __________%
High-Income BondSM (685)              __________%  __________%  Real Return (906)                     __________%  __________%
InternationalSM* (686)                __________%  __________%  Short-Term (907)                      __________%  __________%
ANCHOR SERIES TRUST                                             Total Return (908)                    __________%  __________%
Capital Appreciation (687)            __________%  __________%  SEASONS SERIES TRUST
Government and Quality Bond (688)     __________%  __________%  Mid Cap Value (690)                   __________%  __________%
FIDELITY VARIABLE INSURANCE PRODUCTS                            SUNAMERICA SERIES TRUST
Contrafund(R) (878)                   __________%  __________%  Balanced (914)                        __________%  __________%
Equity-Income (879)                   __________%  __________%  VALIC COMPANY I
Growth (883)                          __________%  __________%  Dynamic Allocation* (696)             __________%  __________%
Mid Cap (884)                         __________%  __________%  Emerging Economies* (691)             __________%  __________%
Money Market (689)                    __________%  __________%  Foreign Value* (692)                  __________%  __________%
FRANKLIN TEMPLETON VARIABLE                                     International Equities Index* (915)   __________%  __________%
INSURANCE PRODUCTS TRUST                                        Mid Cap Index (916)                   __________%  __________%
Franklin Small Cap                                              Nasdaq-100(R) Index (918)             __________%  __________%
Value VIP - Class                                               Science & Technology* (919)           __________%  __________%
2* (885)                              __________%  __________%  Small Cap Index* (920)                __________%  __________%
Franklin Mutual Shares VIP - Class 2                            Stock Index (921)                     __________%  __________%
(886)                                 __________%  __________%  VALIC COMPANY II
INVESCO VARIABLE INSURANCE FUNDS                                Mid Cap Value (693)                   __________%  __________%
Global Real Estate* (871)             __________%  __________%  Socially Responsible (694)            __________%  __________%
Growth and Income (922)               __________%  __________%  Strategic Bond (695)                  __________%  __________%
International Growth* (870)           __________%  __________%
JANUS ASPEN SERIES                                              OTHER:_________                       __________%  __________%
Enterprise (889)                      __________%  __________%                                               100%         100%
Forty (887)                           __________%  __________%
JPMORGAN INSURANCE TRUST                                        *   If you select the Guaranteed Minimum Death Benefit (GMDB)
Core Bond (925)                       __________%  __________%      rider there are investment requirements for these
                                                                    investment options. Please refer to the prospectus or
                                                                    sales illustration.

AGLC102803-2007                                         Page 1 of 4                                                          Rev1214

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DOLLAR COST AVERAGING (DCA)

DOLLAR COST         ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred from ANY ONE
AVERAGING (DCA)     INVESTMENT OPTION and directed to one or more of the investment options below. The AGL Declared Fixed Interest
                    Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                    NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION OR GMDB RIDER HAVE BEEN CHOSEN.

                    Day of the month for transfers:        (Choose a day of the month between 1-28.)
                    ----------------------------------     ----------------------------------------
                    Frequency of transfers:  [ ] Monthly    [ ] Quarterly    [ ] Semiannually    [ ] Annually
                    ----------------------   ------------   --------------   -----------------   -------------
                    DCA to be made from the following investment option:
                    ----------------------------------------------------    ----------------------------------
                    Transfer $                              ($100 minimum, WHOLE DOLLARS ONLY)
                    -----------------------------------      -------------------------------------------------

THE ALGER PORTFOLIOS                                           MFS(R) VARIABLE INSURANCE TRUST
Capital Appreciation (872)                  $_________         New Discovery (892)                         $_________
AMERICAN CENTURY(R) VARIABLE                                   Research (893)                              $_________
PORTFOLIOS, INC.                                               NEUBERGER BERMAN ADVISERS
American Century VP Value (874)             $_________         MANAGEMENT TRUST
AMERICAN FUNDS INSURANCE SERIES(R)                             Mid Cap Growth (895)                        $_________
Asset AllocationSM (681)                    $_________         OPPENHEIMER VARIABLE ACCOUNT FUNDS
Global GrowthSM (682)                       $_________         Global Fund/VA (897)                        $_________
GrowthSM (683)                              $_________         PIMCO VARIABLE INSURANCE TRUST
Growth-IncomeSM (684)                       $_________         CommodityRealReturn(R) Strategy (905)       $_________
High-Income BondSM (685)                    $_________         Global Bond (909)                           $_________
InternationalSM (686)                       $_________         Real Return (906)                           $_________
ANCHOR SERIES TRUST                                            Short-Term (907)                            $_________
Capital Appreciation (687)                  $_________         Total Return (908)                          $_________
Government and Quality Bond (688)           $_________         SEASONS SERIES TRUST
FIDELITY VARIABLE INSURANCE                                    Mid Cap Value (690)                         $_________
PRODUCTS                                                       SUNAMERICA SERIES TRUST
Contrafund(R) (878)                         $_________         Balanced (914)                              $_________
Equity-Income (879)                         $_________         VALIC COMPANY I
Growth (883)                                $_________         Dynamic Allocation (696)                    $_________
Mid Cap (884)                               $_________         Emerging Economies (691)                    $_________
Money Market (689)                          $_________         Foreign Value (692)                         $_________
FRANKLIN TEMPLETON VARIABLE                                    International Equities Index (915)          $_________
INSURANCE                                                      Mid Cap Index (916)                         $_________
PRODUCTS TRUST                                                 Nasdaq-100(R) Index (918)                   $_________
Franklin Small Cap Value                                       Science & Technology (919)                  $_________
VIP - Class 2 (885)                         $_________         Small Cap Index (920)                       $_________
Franklin Mutual Shares                                         Stock Index (921)                           $_________
VIP - Class 2 (886)                         $_________         VALIC COMPANY II
INVESCO VARIABLE INSURANCE FUNDS                               Mid Cap Value (693)                         $_________
Global Real Estate (871)                    $_________         Socially Responsible (694)                  $_________
Growth and Income (922)                     $_________         Strategic Bond (695)                        $_________
International Growth (870)                  $_________         OTHER: __________                           $_________
JANUS ASPEN SERIES
Enterprise (889)                            $_________
Forty (887)                                 $_________
JPMORGAN INSURANCE TRUST
Core Bond (925)                             $_________

AUTOMATIC REBALANCING

AUTOMATIC        ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically
REBALANCING       rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL
                  Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                  CHECK HERE FOR AUTOMATIC REBALANCING FREQUENCY:     [ ] Quarterly    [ ] Semiannually    [ ] Annually
                  -------------------------------------------------   --------------   -----------------   -------------
                  NOTE:  AUTOMATIC REBALANCING IS NOT AVAILABLE IF THE DCA OPTION HAS BEEN CHOSEN. AUTOMATIC REBALANCING
                         IS REQUIRED IF THE GMDB RIDER HAS BEEN SELECTED.

AGLC102803-2007                                         Page 2 of 4                                                          Rev1214


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MODIFIED ENDOWMENT CONTRACT

CONTRACT             If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1)
                     withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [ ] YES [ ] NO

AUTHORIZATION FOR TRANSACTIONS

INITIAL APPROPRIATE  I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or e-service instructions,
BOX HERE:            if elected, to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

                     [ ] Policy Owner(s) -- if Joint Owners, either of us acting independently.

                     [ ] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

                     AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions and e-service instructions received and acted on in good faith, including losses due to telephone instructions or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

SUITABILITY

ALL QUESTIONS MUST   1. Have you, the Proposed Insured or Owner (if different), received the variable universal
BE ANSWERED.            life insurance policy prospectus and the investment choices brochure describing the
                        investment options?                                                                       [ ] yes   [ ] no

                     2. Do you understand and acknowledge:

                        a. THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED ACCOUNTS
                           WHICH MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT PROSPECTUSES FOR THE
                           POLICY AND THE UNDERLYING ACCOUNTS?                                                    [ ] yes   [ ] no

                        b. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED
                           ACCOUNTS MAY VARY: AND

                           (1) ARE NOT GUARANTEED BY AGL, ANY OTHER INSURANCE COMPANY, THE U.S. GOVERNMENT OR
                               ANY STATE GOVERNMENT?                                                              [ ] yes   [ ] no

                           (2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER
                               AGENCY, FEDERAL OR STATE?                                                          [ ] yes   [ ] no

                        c. THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN THE AGL
                           DECLARED FIXED INTEREST ACCOUNT?                                                       [ ] yes   [ ] no

                        d. THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO ALLOW FOR THE
                           ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?                                     [ ] yes   [ ] no

                        e. THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON
                           THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                     [ ] yes   [ ] no

                        f. THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE
                           OF THE SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND
                           CERTAIN EXPENSE DEDUCTIONS?                                                            [ ] yes   [ ] no

                     3. Do you believe the Policy you selected meets your insurance and investment objectives
                        and your anticipated financial needs?                                                     [ ] yes   [ ] no

AGLC102803-2007                                         Page 3 of 4                                                          Rev1214

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ELECTRONIC DELIVERY CONSENT

                     American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                     This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                      . Contract prospectuses and supplements

                      . Investment option prospectuses and supplements

                      . Statements of additional information

                      . Annual and semi-annual investment option reports

                     This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 4880, Houston, Texas,
                     77210-4880, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                     In order to participate in this delivery method you must have access to the following:

                      . A personal computer with CD-ROM hardware and software

                      . Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent

                      . Communication access to the Internet

                     Should you wish to print materials that have been delivered via e-mail or CD-ROM, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from
                     http://www.adobe.com/products/acrobat/readstep2.html.

                     We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                     Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                     By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                     I consent to receive electronic delivery of the documents specified above.


                     ------------------    -------------------------------------
                     Signature of Owner    Please provide your e-mail address

                     If you prefer CD-ROM delivery, please check here [ ]

SIGNATURES

SIGNATURES            --------------------------------------------------------------------------------------------------------------
                       Signed at (city, state)


                      --------------------------------------------------------------------------------------------------------------
                       Print name of Broker/Dealer


                     X------------------------------------------------------------------------  -------------------------- --------
                       Registered representative                                                 State license #           Date


                     X---------------------------------------------------------------------------------------------------- --------
                       Primary proposed insured                                                                             Date


                     X---------------------------------------------------------------------------------------------------- --------
                       Owner (If Different from Proposed Insured)                                                          Date


                     X---------------------------------------------------------------------------------------------------- --------
                       Joint Owner (If applicable)                                                                         Date

AGLC102803-2007                                         Page 4 of 4                                                          Rev1214
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